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                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  December 4, 1996


                           RENAISSANCE COSMETICS, INC.
               (Exact Name of Registrant as Specified in Charter)


       Delaware                     33-87280                    06-1396287
(State or Other Juris-           (Commission File             (IRS Employer
diction of Incorporation)            Number)                Identification No.)


      955 Massachusetts Avenue
      Cambridge, Massachusetts                                     02139
       (Address of Principal                                    (Zip Code)
        Executive Offices)



                                  (617) 497-5584
              (Registrant's Telephone Number, Including Area Code)



                                   Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

     On December 4, 1996, the Registrant, through its wholly-owned subsidiary, Renaissance Acquisition, Inc. ("RAI"), consummated the merger of RAI with and into MEM Company, Inc. ("MEM") with MEM as the surviving corporation in the merger (the "Merger"). MEM distributes a diversified line of fragrances and toiletries in the mass market distribution channel.

     Pursuant to the Agreement and Plan of Merger dated as of August 6, 1996 (the "Merger Agreement") by and among Registrant and MEM, on December 4, 1996 (the "Closing Date"), RAI was merged with and into MEM, whereupon RAI's separate existence ceased and MEM as the surviving corporation became a wholly-owned subsidiary of Registrant and all of the then-outstanding shares of MEM's common stock, par value $0.05 per share (the "Shares") (other than Shares held by RAI, Registrant and any of its subsidiaries, or in the treasury of MEM, all of which was cancelled, and Shares held by shareholders, if any who perfected their appraisal rights under Section 623 of the New York Business Corporation Law). The aggregate consideration paid to the equity holders of MEM in connection with the Merger was $19.75 million. Additionally, Registrant discharged liabilities of MEM in the amount of $18.1 million and shall discharge certain other liabilities (the amount of which cannot be determined until subsequent to the Merger) and incurred fees and expenses of approximately $0.8 million. Such consideration was paid by Registrant primarily from borrowings under a Senior Secured Credit Agreement with the lenders named therein. Among the shareholders of MEM whose Shares were converted was Gay A. Mayer, ("Mayer"), the Chairman, President, Chief Executive Officer and a director of MEM and certain members of his family who together beneficially owned approximately 70.1% of the outstanding Shares prior to their conversion. Additionally, on the Closing Date, each issued an outstanding share of common stock, no par value, of RAI was converted into one share of common stock, no part value, of MEM. MEM has facilities located in Northvale, NJ, Boucherville, Quebec and the United Kingdom.

     The nature and amount of consideration paid in connection with the Merger was determined based on negotiations between the Registrant and Board of Directors of MEM. Prior to the Merger, there were no material relationships among the Registrant or any of its affiliates, directors or officers or any associates thereof and the MEM Shareholders and/or MEM. In connection with the Merger, Registrant has entered into an employment agreement with Mayer for 30 months and has granted Mayer an option to purchase 5,000 shares of Common Stock subject to the terms and conditions of an Option Agreement between Registrant and Mr. Mayer. Also, in connection with the Merger, Registrant offered selected employees bonuses provided that such employees continue to be employed through varying dates through the first quarter of calendar year 1997.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a) FINANCIAL STATEMENTS OF BUSINESS ACQUIRED. It is impracticable to provide the financial information required under Item 7(a) of Form 8-K at the time this Form 8-K is required to be filed. In accordance with Item 7(a)(4) of Form 8-K, the Registrant will file the required pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than February 17, 1997.

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     2.   Unaudited financial statements for MEM Company for the three quarters ended September 30, 1996. (Incorporated by reference to MEM Company, Inc.'s Quarterly Report filed on Form 10-Q for the fiscal quarter ended September 30, 1996 (File No. 1-5292)).

(b) PRO FORMA FINANCIAL INFORMATION. It is impracticable to provide the pro forma financial information required under Item 7(b) of Form 8-K at the time this Form 8-K is required to be filed. In accordance with Item 7(b)(2) of Form 8-K, the Registrant will file the required pro forma financial information under cover of Form 8-K/A as soon as practicable, but not later than February 17, 1997.

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(c)  EXHIBITS.

     2.1 Agreement and Plan of Merger by and among Renaissance Cosmetics, Inc., Renaissance Acquisition, Inc. and MEM Company, Inc. dated as of August 6, 1996 (incorporated by reference to Exhibit No. 10.71 to the MEM Company, Inc.'s Quarterly Report filed on Form 10-Q for the fiscal quarter ended June 30, 1996.)

     99.1 Form of Stay Bonus Agreement.

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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       RENAISSANCE COSMETICS, INC.
                                              (Registrant)


                                             /s/ John R. Jackson
                                       ----------------------------------
Date:  December 19, 1996               By:    John R. Jackson
                                       Title: Vice President and General Counsel